Exhibit 10.3

AMENDMENT NO. 2

TO THE

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective (except as otherwise provided below) as of the Effective Date, as defined in the Plan document, dated December 30, 2010, as follows:

1. The following new sentence is added to the end of Section 3.7(e) of the Plan:

“In addition, in accordance with the Regulations, Deemed Elective Contributions and Additional Contributions cannot be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of the Non-Highly Compensated Employee’s Compensation and the greater of 5% or two times the Plan’s representative contribution rate.”

2. The following new sentence is added to the end of Section 3.8(f)(vii):

“In addition, in accordance with the Regulations, any such contributions cannot be taken into account for an applicable year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of such Non-Highly Compensated Employee’s Compensation and the greater of 5% or two times the Plan’s representative contribution rate.”

3. Subsection (i) of Section 6.7(e) of the Plan is hereby amended in its entirety to read as follows:

“(i) $20,000 (before April 1, 2011) or $50,000 (after March 31, 2011), reduced, in either case, by the excess (if any) of (A) the highest outstanding balance of all loans from the Trust to such Participant during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of all loans from the Trust to such Participant on the date on which such loan is made; or”

4. Subsection (ii) of Section 6.9(a) of the Plan is hereby amended in its entirety to read as follows:

“(ii) the current value of such Participant’s Deferred Income Account (excluding any Deemed Elective Contributions or Additional Contributions); or”

5. The fourth sentence of Section 7.3(b) of the Plan is amended by deleting the reference to “separation from service” and replacing it with “severance from employment.”

* * * * *

The Company has caused this Amendment No. 2 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: May 7, 2012	By:	/s/ Robert M. Ling, Jr.

	Its:	President